UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

K-Fed Bancorp
(Exact name of registrant as specified in its charter)

Federal (State or other jurisdiction of incorporation)	000-50592 (Commission File No.)	20-0411486 (I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA (Address of principal executive offices)		91724 (Zip Code)

Registrant's telephone number, including area code:	(626) 339-9663

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On June 23, 2009, the Board of Directors of Kaiser Federal Bank (the “Bank”) the sole subsidiary of K-Fed Bancorp (the “Company”) appointed Dustin Luton, age 39, to the position of Chief Operating Officer of the Bank effective July 1, 2009.  Mr. Luton has served as the Chief Financial Officer since November 2006 and was formerly a Partner at McGladrey & Pullen, LLP.  Effective with the appointment of Mr. Luton, Jeanne Thompson, age 62, has been appointed to the position of Chief Administrative Officer of the Bank and Jean Carandang, age 44, has been appointed to the position of Chief Financial Officer of the Bank.  Ms. Thompson has served as Chief Operating Officer since 2001 and was formerly Senior Vice President for branch operations of Indy Mac Bank, located in Pasadena, California from 1983 until 2001.   Ms. Carandang has served as VP of Finance since December 2008 and was formerly Senior Vice President, Controller of PFF Bank & Trust, located in Rancho Cucamonga, California from 2005 until 2008.  Ms. Carandang also served as Corporate Controller and Risk Officer at Quaker City Bank in Whittier, California from 1993 until 2005.

In conjunction with her appointment as Chief Financial Officer, Ms. Carandang was granted 10,000 shares of restricted common stock awards that vest over a five year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date: June 26, 2009	By: /s/K. M. Hoveland
K. M. Hoveland
President and Chief Executive Officer